Exhibit 10(a)(lx)

FORM OF AMENDMENT TO
LONG-TERM PERFORMANCE PROGRAM AWARD AGREEMENT
(FISCAL YEARS 2012-2013)

This Amendment (“Amendment”) to Long-Term Performance Program Award Agreement (Fiscal Years 2012-2013) is made effective as of __________, 2013, by and between [EMPLOYEE NAME], an individual (“Employee”), and H. J. HEINZ COMPANY, a Pennsylvania corporation (“Company”).

WITNESSETH:

WHEREAS, Employee and Company are parties to that certain Long-Term Performance Program Award Agreement (Fiscal Years 2012-2013) dated _______ (the “Award Agreement”); and

WHEREAS, pursuant to the Agreement and Plan of Merger, by and among the Company, Hawk Acquisition Holding Corporation, and Hawk Acquisition Sub, Inc., dated as of February 13, 2013, the MDCC has determined that the Award will be paid at 100% of the Target Award Opportunity, and the Award Agreement is amended accordingly.

NOW, THEREFORE, in consideration of the foregoing and the agreements and covenants contained herein:

1.
Award. The Award Agreement is hereby amended to provide that the Company's performance against the ROIC Target metric and the TSR Value metric is deemed to be such that 100% of the Target Award Opportunity is earned for the Performance Period.

2.    Payment. The Award will be payable in cash pursuant to Section 3 of the Award     Agreement and will not be subject to the Company's Stock Ownership Guidelines.

3.    Miscellaneous.

(a)	Defined Terms. Unless otherwise defined herein, all capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Award Agreement.

(b)	No Other Modification. Except as amended herein, all other terms and conditions of the Award Agreement shall remain in full force and effect.

(c)	Governing Law. This Amendment shall be governed by the laws of the Commonwealth of Pennsylvania.

H. J. HEINZ COMPANY

By:    /s/ Randolph W. Keuch
Vice President - Total Rewards